Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Hamptons Extreme, Inc.

(a development stage company):

We hereby consent to the use in this Amendment No. 2 to Registration Statement on Form S-1 (the “Registration Statement”) of our report dated March 31, 2008, relating to the balance sheet of Hamptons Extreme, Inc. (a development stage company) (the “Company”) as of December 31, 2007, and the related statements of operations, stockholders’ deficit, and cash flows for the period from March 19, 2007 (inception) through December 31, 2007, which report includes an explanatory paragraph as to an uncertainty with respect to the Company’s ability to continue as a going concern, appears in such Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

                                                                                                                /s/Li & Company, PC

                                                                                                                Li & Company, PC

Skillman, New Jersey

September 10, 2008